EXHIBIT 99.1
Contacts:
Thad Trent
EVP Finance & Administration and CFO
(408) 943-2925

Joseph L. McCarthy
Director, Corporate Communications
(408) 943-2902
For Immediate Release
Cypress Reports Third Quarter 2016 Results

•	Third quarter GAAP revenue was $523.8 million and non-GAAP revenue was $530.1 million

•	Third quarter GAAP margin was 37.9% and non-GAAP margin was 40.5%

•	Achieved $175.8 million in realized annualized synergies from the Spansion merger, remaining ahead of plan

•	Paid dividend of $35.2 million ($0.11 per share, equivalent to a 3.6% annualized yield as of September 30, 2016)

•	Results include the impact of the Wireless IoT business acquired from Broadcom on July 5, 2016

SAN JOSE, Calif., October 27, 2016—Cypress Semiconductor Corporation (NASDAQ: CY) today announced its third quarter 2016 results.

“Cypress continued its strong execution, with third quarter non-GAAP revenue and EPS at the high end of our guidance range,” said Hassane El-Khoury, President and Chief Executive Officer at Cypress. “Our gross margin improvement plan remains on track as we continue to focus on efficiency and execution."

“We are moving quickly to streamline the Company to sharpen our focus on high-growth segments in the automotive, industrial and IoT markets,” El-Khoury said. “As we projected last quarter, more than half of our Q3 revenue came from markets growing faster than the overall semiconductor industry. Automotive revenue accounted for 32% of our overall revenue in the quarter and increased 25% year-on-year. We have also integrated the wireless IoT business acquired from Broadcom and are seeing strong customer demand for our solutions in that space.”

Revenue and earnings for the quarter are given below, compared with those of the prior quarter:
(In thousands, except per-share data)

	GAAP		NON-GAAP[1]
	Q3 2016	Q2 2016	Q3 2016	Q2 2016
Revenue	$523,845	$450,127	$530,095	$456,377
Margin	37.9%	35.3%	40.5%	37.8%
Pretax profit margin	2.4%	(116.6)%	10.7%	9.4%
Net income (loss)	$9,411	$(519,274)	$53,467	$40,196
Diluted EPS (loss)	$0.03	$(1.65)	$0.15	$0.12

1.    See “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures,” tables included below.

BUSINESS REVIEW
+ GAAP and non-GAAP consolidated margins for the third quarter of 2016 were 37.9% and 40.5%, respectively. Margins were up from the second quarter of 2016 due to higher revenue, product mix and the Company's margin-enhancing initiatives. Excluding the Emerging Technologies Division (ETD), the core semiconductor non-GAAP margin was 40.6%, up from 38.1% in the second quarter. Fab utilization increased to 56% in the third quarter and is expected to increase through the fourth quarter of 2016 as production levels ramp to meet customer demand.
+ Inventory at the end of the third quarter was $247.7 million, up 12% from the second quarter of 2016, due to inventory from the Broadcom Wireless IoT acquisition and an increase in MCU inventory to support end-customer demand. The Company’s lean inventory initiative has resulted in a net inventory reduction of $160 million, or 41%, since the closing of the Spansion merger.
+ Third quarter results include the impact of the Wireless IoT business from the close of the acquisition on July 5, 2016. The business is operationally integrated and contributed $62.6 million in revenue, above the high end of guidance.
+ Cypress announced that its Board of Directors approved a quarterly cash dividend of $0.11 per share, payable to holders of record of the Company’s common stock as of the close of business on September 29, 2016. This dividend was paid on October 20, 2016.

REVENUE SUMMARY
(In thousands, except percentages)
(Unaudited)

	Three Months Ended			Three Months Ended
	(GAAP)[3]			(Non-GAAP)[5]
	October 2, 2016	July 3, 2016	Sequential Change	October 2, 2016	July 3, 2016	Sequential Change
Business Unit
PSD[1]	$182,309	$166,813	8%	$182,309	$166,813	8%
MPD[1,3]	233,398	238,130	(2)%	239,648	244,380	(2)%
DCD[1]	88,745	25,474	248%	88,745	25,474	248%
ETD[2]	19,393	19,710	(2)%	19,393	19,710	(2)%
Total	$523,845	$450,127	16%	$530,095	$456,377	16%

Geographic [4]
China & ROW [3]	56%	52%	8%	55%	52%	6%
Americas	11%	12%	(8)%	12%	13%	(8)%
Europe	12%	15%	(20)%	12%	15%	(20)%
Japan	21%	21%	—%	21%	20%	5%
Total	100%	100%	—%	100%	100%	—%

Channel
Distribution	74%	73%	1%	73%	72%	1%
Direct [3]	26%	27%	(4)%	27%	28%	(4)%
Total	100%	100%	—%	100%	100%	—%

1.
The Programmable Systems Division (PSD), Data Communications Division (DCD) and Memory Products Division (MPD), in aggregate, comprise the Company’s core semiconductor business. For the period ended October 2, 2016, DCD includes results from the IoT business acquired from Broadcom on July 5, 2016.

2.
The Emerging Technologies Division (ETD) includes businesses outside the Company’s core semiconductor business named in Footnote 1. ETD includes subsidiaries AgigA Tech Inc., Deca Technologies Inc. (Deca), and the Foundry Business Unit. Effective July 29, 2016, the Company has discontinued consolidation of Deca as a consequence of an investment made by certain third party investors in Deca.

3.	GAAP revenue for the second and third quarters of 2016 excludes $6.25 million of non-GAAP licensing revenue in MPD, China & ROW region and direct channel.

4.	Prior quarter geographic numbers have been revised to conform to current period presentation.

5.	See “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures,” below.

FOURTH QUARTER 2016 FINANCIAL OUTLOOK

For the fourth quarter of 2016, Cypress estimates financial results as follows:

	GAAP	Non-GAAP
Revenue	$510 million to $540 million
Margin %	38% + / - 50 bps	40% + / - 50 bps
Diluted EPS	$(0.25) to $(0.20)	$0.12 to $0.16

A reconciliation of GAAP forward-looking estimates to non-GAAP forward-looking estimates may be found in the tables at the end of this earnings report.

The timing and amount of certain material items, including restructuring charges, asset impairments, changes in value of deferred compensation assets and liabilities, impact of stock-based compensation from modification of equity awards, and the tax impact of non-GAAP adjustments, which are needed to estimate GAAP financial measures are either inherently unpredictable or outside the control of the Company, and may have a significant impact on the Company’s financial results. Accordingly, Cypress cannot provide a full quantitative reconciliation for such non-GAAP financial measures included as part of the fourth quarter 2016 financial outlook to the most directly comparable GAAP measure without unreasonable effort and additional adjustments may be reflected in our non-GAAP results for the fourth quarter of 2016. Cypress has qualitatively described below, under the section “Non-GAAP Financial Measures,” the anticipated differences between the non-GAAP financial measures and the most directly comparable GAAP measures.

CONFERENCE CALL AND WEBCAST INFORMATION

Cypress will host its quarterly conference call on October 27, 2016 at 1:30 p.m. Pacific Time to discuss its third quarter 2016 results and provide an outlook for the fourth quarter of 2016.

All interested parties may dial 517-623-4671 and provide the passcode “Cypress” to listen to the call. The event will be broadcast over the Internet and may be accessed through Cypress’s website at www.cypress.com/investors. The archived presentation will be available for two weeks immediately following the event.

FOLLOW CYPRESS ONLINE

Join the Cypress Developer Community, read our Core & Code blog, follow us on Twitter, Facebook and LinkedIn, and watch Cypress videos on our Video Library or YouTube.

ABOUT CYPRESS

Founded in 1982, Cypress is a leader in advanced embedded system solutions for the world’s most innovative automotive, industrial, home automation and appliances, consumer electronics and medical products. Cypress’s programmable systems-on-chip, general-purpose microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with support and engineering resources that enable innovators and out-of-the-box thinkers to disrupt markets and create new product categories. To learn more, go to www.cypress.com.

NON-GAAP FINANCIAL MEASURES

To supplement its condensed consolidated unaudited financial results presented in accordance with GAAP, Cypress uses non-GAAP financial measures listed below, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below.

•	Revenue;

•	Margin;

•	Margin %;

•	Research and development expenses;

•	Selling, general and administrative expenses;

•	Provision (benefit) for income taxes;

•	Pretax profit margin %;

•	Operating income (loss);

•	Net income (loss); and

•	Diluted earnings (loss) per share.

Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company's operations which, when viewed in conjunction with Cypress's GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company's business and operations.
The Company presents non-GAAP financial measures because management uses these measures to analyze and assess the Company's financial results and to manage the business.
There are limitations in using non-GAAP financial measures including those discussed below. Moreover, the Company’s non-GAAP measures may be calculated differently than the non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement and should be viewed in conjunction with GAAP financial measures.

As presented in the "Non-GAAP Results" tables in this press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition-related charges: Acquisition-related charges are not factored into management's evaluation of potential acquisitions or Cypress's performance after the completion of acquisitions, because they are not related to the Company's core operating performance. However, a limitation of non-GAAP measures that exclude acquisition-related charges is that these charges may represent payments that reduce the cash available to the Company for other purposes. Acquisition-related expenses primarily include:

•	Amortization of purchased intangibles, including purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements;

•	Amortization of step-up in value of inventory recorded as part of purchase price accounting; and

•
One-time charges associated with the completion of an acquisition including items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities, and legal and accounting costs.

Share-based compensation expense: Share-based compensation expense relates primarily to employee stock options, restricted stock units, performance stock units and the employee stock purchase plan. Share-based compensation expense is a non-cash expense that is affected by changes in market factors including the price of Cypress’s common shares, which are not within the control of management. In addition, the valuation of share-based compensation is subjective, and the expense recognized by Cypress may be significantly different than the expense recognized by other companies for similar equity awards, which makes it difficult to assess Cypress’s results compared to its competitors. Accordingly, management excludes this item from its internal operating forecasts and models. However, a limitation of non-GAAP measures that exclude share-based compensation expense is that they do not reflect the full costs of compensating employees.

Other adjustments: These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and ongoing operating performance of Cypress. Excluding these items, which can vary significantly from quarter to quarter, allows management to better compare Cypress’s period-over-period performance. However, limitations of non-GAAP measures that exclude these items include that these adjustments are often subjective and may not be comparable to similarly titled non-GAAP financial measures used by other companies. Other adjustments primarily include:

•	Revenue from an intellectual property license,

•	Changes in value of deferred compensation plan assets and liabilities,

•	Investment-related gains or losses, including equity method investments,

•	Restructuring and related costs,

•	Debt issuance costs, including imputed interest related to the equity component of convertible debt,

•	Asset impairments,

•	Tax effects of non-GAAP adjustments,

•	Certain other expenses and benefits, and

•
Diluted weighted average shares non-GAAP adjustment - for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits related to share-based compensation expense.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to: statements related to our estimated non-GAAP revenue, non-GAAP margin, non-GAAP operating expenses, non-GAAP EPS, net interest expense, tax expense, capital expenditures and depreciation for the fourth quarter of fiscal 2016; the expected benefits of our acquisition of Broadcom’s wireless IoT business, including revenue growth and margin improvement; sources of revenue for the fourth quarter; the expected impact of our lean inventory initiative on fab utilization, inventory levels, cash flow, pricing and profitability; estimates of certain GAAP to non-GAAP reconciling items for the fourth quarter; the demand environment for semiconductors; the expected impact of our margin improvement plan; the impact of seasonality on revenue; the CEO transition; cross-selling opportunities in the automotive business; our ability to meet our targeted range of inventory; the expected synergies related to our merger with Spansion; expected uses of cash flow, including to pay dividends; and plans to reduce excess inventory. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this press release. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to: global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions, including but not limited to the continuing integration of Spansion and the recent acquisition of Broadcom’s wireless IoT business; our ability to attract and retain key personnel; and other risks and uncertainties described in the "Risk Factors" section in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress and the Cypress logo are registered trademarks of Cypress Semiconductor Corporation.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 2, 2016	January 3, 2016

ASSETS
Cash, cash equivalents and short-term investments	$87,646	$227,561
Accounts receivable, net	349,837	292,736
Inventories	247,735	243,595
Property, plant and equipment, net	332,208	425,003
Goodwill and other intangible assets, net	2,395,558	2,528,077
Other assets	476,840	287,289
Total assets	$3,889,824	$4,004,261
LIABILITIES AND EQUITY
Accounts payable	$228,851	$143,383
Deferred margin and allowance on sales to distributors	14,888	73,370
Income tax liabilities	51,520	54,999
Other liabilities	428,843	346,165
Revolving credit facility and long-term debt	1,192,299	673,659
Total liabilities	1,916,401	1,291,576
Total Cypress stockholders' equity	1,972,547	2,720,848
Non-controlling interest	876	(8,163)
Total equity	1,973,423	2,712,685
Total liabilities and equity	$3,889,824	$4,004,261

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
ON A GAAP BASIS
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	October 2, 2016	July 3, 2016
Revenues	$523,845	$450,127
Costs and expenses:
Cost of revenues	325,225	291,349
Research and development	95,411	70,171
Selling, general and administrative	92,179	82,490
Amortization of intangible assets	54,849	32,605
Impairment related to assets held for sale	35,259	—
(Gain) related to investment in Deca Technologies	(112,774)	—
Goodwill impairment charge	—	488,504
Total costs and expenses	490,149	965,119
Operating income (loss)	33,696	(514,992)
Interest and other expense, net	(16,924)	(7,316)
Income (loss) before income taxes and non-controlling interest	16,772	(522,308)
Income tax (provision) benefit	(3,304)	5,221
Equity in net loss of equity method investees	(4,233)	(2,568)
Net income (loss)	9,235	(519,655)
Net loss attributable to non-controlling interests	176	381
Net income (loss) attributable to Cypress	$9,411	$(519,274)
Net income (loss) per share attributable to Cypress:
Basic	$0.03	$(1.65)
Diluted	$0.03	$(1.65)
Cash dividend declared per share	$0.11	$0.11
Shares used in net income (loss) per share calculation:
Basic	321,276	314,305
Diluted	343,718	314,305

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)
(In thousands, except per-share data)
(Unaudited)

Table A: Revenue
	Q3'16	Q2'16

GAAP revenue	$523,845	$450,127
Add: Revenue from Intellectual Property License	6,250	6,250
Non-GAAP revenue	$530,095	$456,377

Table B: GAAP to Non-GAAP reconciling items (Q3 2016)
	Cost of revenues	Research and development	SG&A	Amortization of Intangible assets	Impairment related to assets held for sale	(Gain) related to investment in Deca Technologies	Interest and other expense, net	Income tax provision
GAAP [i]	$325,225	$95,411	$92,179	$54,849	$35,259	$(112,774)	$21,157	$(3,304)
[1] Stock based compensation, including costs related to modification of equity awards	4,852	12,581	9,880	—	—	—	—	—
[2] Changes in value of deferred compensation plan	113	365	785	—	—	—	(1,207)	—
[3] Merger, integration and related costs	192	1,937	10,390	—	—	—	—	—
[4] Inventory Step-up related to acquisition accounting	4,742	—	—	—	—	—	—	—
[5] Losses from equity method investments	—	—	—	—	—	—	4,233	—
[6] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	—	—	—	2,926	—
[7] Amortization of debt issuance costs	—	—	—	—	—	—	950	—
[8] Amortization of Intangible assets	—	—	—	54,849		—	—	—
[9] (Gain) related to investment in Deca Technologies	—	—	—	—	—	(112,774)	—	—
[10] Impairment related to assets held for sale	—	—	—	—	35,259	—	—	—
[11] Restructuring costs, including executive severance	—	—	7,970	—	—	—	—	—
[12] Tax impact of Non-GAAP adjustments	—	—	(179)	—	—	—	(55)	(4)
Non - GAAP [ii]	$315,326	$80,528	$63,333	$—	$—	$—	$14,310	$(3,308)
Impact of reconciling items [ii - i]	$(9,899)	$(14,883)	$(28,846)	$(54,849)	$(35,259)	$112,774	$(6,847)	$(4)

Table C: GAAP to Non-GAAP reconciling items (Q2 2016)
	Cost of revenues	Research and development	SG&A	Amortization of Intangible assets	Goodwill impairment charge	Interest and other expense, net	Income tax benefit (provision)
GAAP [i]	$291,349	$70,171	$82,490	$32,605	$488,504	$9,884	$5,221
[1] Stock based compensation, including costs related to modification of equity awards	4,278	5,329	9,242	—	—	—	—
[2] Changes in value of deferred compensation plan	86	242	530	—	—	(604)	—
[3] Merger, integration and related costs	1,429	19	8,514	—	—	—	—
[4] Inventory Step-up related to acquisition accounting	1,720	—	—	—	—	—	—
[5] Losses from equity method investments	—	—	—	—	—	2,568	—
[6] Imputed interest on convertible debt and other	—	—	—	—	—	1,919	—
[7] Amortization of Intangible assets	—	—	—	32,605	—	—	—
[8] Restructuring costs, including CEO severance	—	—	5,153	—	—	—	—
[9] Goodwill impairment charge	—	—	—	—	488,504	—	—
[10] Tax impact of Non-GAAP adjustments	—	—	380	—	—	(292)	(8,402)
Non-GAAP [ii]	$283,836	$64,581	$58,671	$—	$—	$6,293	$(3,181)
Impact of reconciling items [ii - i]	$(7,513)	$(5,590)	$(23,819)	$(32,605)	$(488,504)	$(3,591)	$(8,402)

Table D: Operating income (loss)
	Q3'16	Q2'16
GAAP operating income (loss) [i]	$33,696	$(514,992)
Impact of reconciling items on Revenue (see Table A)	6,250	6,250
Impact of reconciling items on Cost of revenues (see Table B, C)	9,899	7,513
Impact of reconciling items on R&D (see Table B, C)	14,883	5,590
Impact of reconciling items on SG&A (see Table B, C)	28,846	23,819
Impact of Amortization of Intangible Assets (see Table B,C)	54,849	32,605
Impact of Goodwill impairment charge (see Table C)	—	488,504
Impact of Impairment related to assets held for sale (see Table B)	35,259	—
(Gain) related to investment in Deca Technologies (see Table B)	$(112,774)	—
Non-GAAP operating income [ii]	$70,908	$49,289
Impact of reconciling items [ii - i]	37,212	564,281

Table E: Pre-tax profit
	Q3'16	Q2'16
GAAP Pre-tax profit	$12,539	$(524,876)
Impact of reconciling items on Operating income (see Table D)	37,212	564,281
Interest and other expense, net (see Table B,C)	6,847	3,591
Non-GAAP Pre-tax income	$56,598	$42,996

Table F: Net income (loss)
	Q3'16	Q2'16
GAAP Net income (loss)	$9,411	$(519,274)
Impact of reconciling items on Operating income (see Table D)	37,212	564,281
Interest and other expense, net (see Table B,C)	6,847	3,591
Income tax provision (see Table B,C)	(4)	(8,402)
Non-GAAP Net income	$53,467	$40,196

Table G: Margin %
	Q3'16		Q2'16
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue (See Table A) [i]	$523,845	$530,095	$450,127	$456,377
Cost of revenues (See Table B, C) [ii]	325,225	315,326	291,349	283,836
Margin [iii] [ii - i]	$198,620	$214,769	$158,778	$172,541
Margin % [iii / i]	37.9%	40.5%	35.3%	37.8%

Table H: Pretax profit margin %
	Q3'16		Q2'16
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue (See Table A) [i]	$523,845	$530,095	$450,127	$456,377
Pre-tax profit (see Table E) [ii]	$12,539	$56,598	$(524,876)	$42,996
Pre-tax profit margin % [ii / i]	2.4%	10.7%	(116.6)%	9.4%

Table I: Weighted-average shares, diluted
	Q3'16		Q2'16
	GAAP	Non-GAAP	GAAP	Non-GAAP
Weighted-average common shares outstanding, basic	321,276	321,276	314,305	314,305
Effect of dilutive securities:
Stock options, unvested restricted stock and other	7,017	14,008	—	12,858
Impact of convertible bond	15,425	15,425	—	12,577
Weighted-average common shares outstanding, diluted	343,718	350,709	314,305	339,740

Table J: Net income (loss) Per Share
	Q3'16		Q2'16
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) (see Table F)	$9,411	$53,467	$(519,274)	$40,196
Add: Interest expense on convertible bond	1,640	746	—	742
Net income for earnings per share - Diluted [i]	$11,051	$54,213	(519,274)	$40,938
Weighted-average common shares outstanding (see Table I) [ii]	343,718	350,709	314,305	339,740
Non-GAAP earnings per share - Diluted [i/ii]	$0.03	$0.15	$(1.65)	$0.12

CYPRESS SEMICONDUCTOR CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended
	October 2, 2016	July 3, 2016
Selected Cash Flow Data (Preliminary):
Net cash provided by (used in) operating activities	$105,130	$8,774
Net cash provided by (used in) investing activities	$(560,248)	$(15,287)
Net cash provided by (used in) financing activities	$353,441	$108,755
Other Supplemental Data (Preliminary):
Capital expenditures	$19,695	$12,787
Depreciation	$19,454	$19,558
Payment of dividend	$35,240	$34,270
Dividend paid per share	$0.11	$0.11

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FORWARDING LOOKING ESTIMATES TO NON-GAAP FORWARD LOOKING ESTIMATES

	Forward looking GAAP estimate (A)	Adjustments (B)				Forward looking Non-GAAP estimate (C)=(A)+(B)
		Amortization of intangibles	Share-based compensation expense	Restructuring	Other items
Margin %	38% + / - 50 bps	—%	0.9%	—%	0.60%	40% + / - 50 bps
Diluted earnings per share	$(0.25) to $(0.20)	$0.15	$0.08	$0.11	$0.03	$0.12 to $0.16

.

.